Exhibit 10.10.4

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of February 27, 2019, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”), and NUVECTRA CORPORATION, a Delaware corporation (“Nuvectra”), ALGOSTIM, LLC, a Delaware limited liability company (“Algostim”), and PELVISTIM LLC, a Delaware limited liability company (“PelviStim”), each with offices located at 5830 Granite Parkway, Suite 1100, Plano, TX 75024 (Nuvectra, Algostim, and PelviStim are individually and collectively, jointly and severally, “Borrower”).

Recitals

A.        Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of March 18, 2016 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of February 14, 2017, that certain Second Amendment to Loan and Security Agreement dated as of February 16, 2018, and that certain Consent and Third Amendment to Loan and Security Agreement dated as of December 31, 2018, the “Loan Agreement”).

B.        Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.        Borrower has requested that Collateral Agent and Lenders (i) establish the minimum product revenue for the fiscal quarter ending March 31, 2019, (ii) modify the deadline for establishing the minimum product revenue for the remaining three fiscal quarters in 2019, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.        Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1            Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a)(iii) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(iii)  as soon as available after approval thereof by Borrower’s Board of Directors, but no later than the earlier of thirty (30) days after the last day of each of Borrower’s fiscal years or within seven (7) Business Days after approval by Borrower’s Board of Directors, Borrower’s annual financial projections for the entire current fiscal year as approved by Borrower’s Board of Directors, which such annual financial projections shall be set forth in a quarter-by-quarter format on a consolidated basis (such annual financial projections as originally delivered to Collateral Agent and Lenders are referred to herein as the “Annual Projections”); provided that, (A) any revisions of the Annual Projections approved by Borrower’s Board of Directors shall be delivered to Collateral Agent and Lenders no later than seven (7) Business Days after such approval, and (B) the Annual Projections for the fiscal year ending December 31, 2019 shall be due no later than April 30, 2019;”.

2.2            Section 6.10 (Financial Covenant). Section 6.10 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.10        Financial Covenant. Borrower shall achieve product revenue (determined in accordance with GAAP), measured as of the last day of each fiscal quarter on a trailing three (3) month consolidated basis, greater than or equal to the amounts set forth below for the corresponding measuring periods.

Measuring Period End Date	Minimum Product Revenue
March 31, 2019	$10,000,000
June 30, 2019	To be established by an amendment to this Agreement no later than April 30, 2019
September 30, 2019	To be established by an amendment to this Agreement no later than April 30, 2019
December 31, 2019	To be established by an amendment to this Agreement no later than April 30, 2019

For the fiscal quarters ending June 30, 2019, September 30, 2019 and December 31, 2019 (the “Remaining 2019 Periods”), and each fiscal year thereafter, new minimum product revenue levels shall be set by the mutual agreement of Borrower, Collateral Agent and Lenders based on the Annual Projections delivered by Borrower to each Lender pursuant to Section 6.2(a)(iii) hereof (without regard, however, to any revisions to such Annual Projections provided by Borrower pursuant to Section 6.2(a)(iii)) and pursuant to an amendment to this Agreement which Borrower hereby agrees to execute by no later than (A) February 28 of each year in the case of the 2020 fiscal year and each year thereafter, and (B) April 30, 2019 in the case of the Remaining 2019 Periods. Such revenue levels shall be acceptable to Collateral Agent and Lenders in their sole discretion and in any case shall require Borrower to achieve product revenue (determined in accordance with GAAP), measured as of the last day of each fiscal quarter on a trailing three (3) month consolidated basis, greater than or equal to the greater of (i) seventy-five percent (75%) of the product revenue target as set forth in such applicable Annual Projections, and (ii) Twelve Million Dollars ($12,000,000.00). Furthermore, such projections shall demonstrate year over year revenue growth (determined by comparing each individual quarter with the corresponding quarter from the previous year) and it shall be an immediate Event of Default if Borrower, Collateral Agent and Lenders fail to enter into the aforementioned amendment on or prior to (A) February 28 of each year in the case of the 2020 fiscal year and each year thereafter, and (B) April 30, 2019 in the case of the Remaining 2019 Periods.”

3.            Limitation of Amendment.

3.1            The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2            This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1            Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2             Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3            The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4            The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5            The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6            The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

4.7            This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.            Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent and Lenders of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Remainder intentionally left blank; signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER: OXFORD FINANCE LLC By: ______________________________________ Name: ____________________________________ Title: _____________________________________

LENDER: SILICON VALLEY BANK By: ______________________________________ Name: ____________________________________ Title: _____________________________________

BORROWER:

NUVECTRA CORPORATION By: ______________________________________ Name: ____________________________________ Title: _____________________________________	ALGOSTIM, LLC By: ______________________________________ Name: ____________________________________ Title: _____________________________________

PELVISTIM LLC By: ______________________________________ Name: ____________________________________ Title: _____________________________________